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                                                                    EXHIBIT 10.1

                                   LANCE, INC.

               2001 ANNUAL PERFORMANCE INCENTIVE PLAN FOR OFFICERS


Purposes and Introduction           The primary purposes of the 2001 Annual
                                    Performance Incentive Plan for Officers are to:

                                    o        Motivate behaviors that lead to the
                                             successful achievement of specific
                                             sales, financial and operations
                                             goals that support Lance's stated
                                             business strategy.

                                    o        Emphasize link between
                                             participants' performance and
                                             rewards for meeting predetermined,
                                             specific goals.

                                    o        Improve the competitiveness of
                                             total cash pay opportunities.

                                    o        Help establish performance
                                             orientation at Lance and
                                             communicate to employees that
                                             greater responsibility carries
                                             greater rewards because more pay is
                                             "at risk."

                                    For 2001, participants will be eligible to earn incentive awards based on Company performance in Earnings Per Share (EPS), Lance Co. operating profit, Subsidiary operating profit and individual performance objectives.

                                    To achieve the maximum motivational impact, plan goals and the rewards that will be received for meeting those goals will be communicated to participants as soon as practical after the 2001 Plan is approved by the Compensation Committee of the Board of Directors.

                                    Each participant will be assigned a Target
                                    Incentive Award, stated as a percent of Base
                                    Salary. The Target Incentive Award, or a greater or lesser amount, will be earned at the end of the plan year based on the attainment of predetermined goals.

                                    Following year-end, 100% of the awards
                                    earned will be paid to participants in cash.

Plan Year                           The period over which performance will be
                                    measured is the Company's fiscal year.

Eligibility and Participation       Eligibility in the Plan is limited to
                                    Officers of Lance and Presidents of its
                                    Subsidiaries who are key to Lance's success.
                                    The Compensation Committee of the Board of
                                    Directors will review and approve
                                    participants nominated by the President and CEO.


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                                    Participation in one year does not guarantee
                                    participation in a following year, but
                                    instead will be reevaluated and determined on an annual basis.

                                    Participants in the Plan may not participate in any other annual incentive plan (e.g., sales incentives, etc.) offered by Lance or its affiliates. Attachment A includes the list of 2001 participants approved by the Compensation Committee at its January 29, 2001 meeting.

Target Incentive Awards             Each participant will be assigned a Target
                                    Incentive Award expressed as a percentage of his or her Base Salary. Participants may be assigned Target Incentive Awards by position by salary level or based on other factors as determined by the President and CEO.

                                    Target Incentive Awards will be reevaluated at least every other year, if not annually. If the job duties of a position change during the year, or Base Salary is increased significantly, the Target Incentive Award shall be revised as appropriate.

                                    Attachment A lists the Target Incentive
                                    Award for each participant for the 2001 Plan
                                    Year. These Awards will be reviewed and
                                    adjusted annually by the Compensation
                                    Committee. Target Incentive Awards will be communicated to each participant as close to the beginning of the year as practicable, in writing. Final awards will be calculated by multiplying each participant's Target Incentive Award by the appropriate percentage (based on financial and individual performance for the year, as described below).

Individual Performance              Each Officer (other than those named in the
                                    last sentence of this paragraph and the
                                    first sentence of the next paragraph) will receive 75% of his or her Incentive Award based on Earnings Per Share. The remaining
                                    25% of each Officer's Incentive Award will be based upon the determination by the Compensation Committee in its discretion as to the individual performance of the Officer in meeting his or her individual goals for the year. Presidents of Subsidiaries will receive 10% of his or her Incentive Award based on Earnings Per Share and 90% of the Incentive Award will be based on the operating profit of his or her Subsidiary.

Performance Measures and            The 2001 financial performance measure will
Weightings                          be Earnings Per Share except that for the
                                    Vice President/President of Lance Co. the financial performance measures will be 10%
                                    Earnings Per Share and 65% Lance Co.
                                    operating profit and for the Vice President
                                    - Sales for Lance Co. the financial
                                    performance measure will be 75% Lance Co.
                                    operating profit. Specific goals and related payouts are shown below.



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
                                                                          2001 Goals and Related Payouts
                                                             --------------------------- ------------------------------
                                                                                         Payout as Percent
                                  Performance Measure        Goal                        of Target Award
                                  -------------------------- --------------------------- ------------------------------
                                                                                         <C
                                  Corporate EPS

                                  Minimum                    2001 Annual EPS: $*         50% (if met at minimum)
                                                                                         If minimum is not met, no
                                                                                         payouts will be earned

                                  Target                     2001 Annual EPS: $*         100% (if met at target)

                                  Maximum                    2001 Annual EPS: $*         200% (if met at maximum)

                                  -------------------
                                  Lance Co. Operating Profit

                                  Minimum                    2001 Annual Operating       50% (if met at minimum)
                                                             Profit:  $* million         If minimum is not met, no
                                                                                         payouts will be earned

                                  Target                     2001 Annual Operating       100% (if met at target)
                                                             Profit:  $* million

                                  Maximum                    2001 Annual Operating       200% (if met at maximum)
                                                             Profit:  $* million

                                  -------------------
                                  Vista Operating Profit

                                  Minimum                    2001 Annual Operating       50% (if met at minimum)
                                                             Profit:  $* million         If minimum is not met, no
                                                                                         payouts will be earned

                                  Target                     2001 Annual Operating       100% (if met at target)
                                                             Profit:  $* million

                                  Maximum                    2001 Annual Operating       200% (if met at maximum)
                                                             Profit:  $* million

                                  -------------------
                                  Cape Cod Operating Profit

                                  Minimum                    2001 Annual Operating       50% (if met at minimum)
                                                             Profit:  $* million         If minimum is not met, no
                                                                                         payouts will be earned

                                  Target                     2001 Annual Operating       100% (if met at target)
                                                             Profit:  $* million

                                  Maximum                    2001 Annual Operating       200% (if met at maximum)
                                                             Profit:  $* million

                                  -------------------
                                  Tamming Operating Profit

                                  Minimum                    2001 Annual Operating       50% (if met at minimum)
                                                             Profit:  $* million         If minimum is not met, no
                                                                                         payouts will be earned

                                  Target                     2001 Annual Operating       100% (if met at target)
                                                             Profit:  $* million

                                  Maximum                    2001 Annual Operating       200% (if met at maximum)
                                                             Profit:  $* million

                                    [*Targets not required to be disclosed.]


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                                    Percent of payout will be determined on a
                                    straight line basis between minimum and
                                    maximum. There will be no payouts based on EPS or operating profit unless the minimum EPS or operating profit is reached.

                                    The performance measures, specific numerical goals and the role of individual performance in determining final payouts will be communicated to each participant at the beginning of the year. Final performance awards will be calculated after the Committee has reviewed the Company's audited financial statements for 2001 and determined the performance level achieved.

                                    Minimum, Target and Maximum levels will be defined at the beginning of each year for each performance measure.

                                    The following definitions for the terms
                                    Maximum, Target and Minimum should help
                                    Lance set the goals for each year, as well as evaluate the payouts:

                                    o        Maximum: Excellent; deserves an
                                             above-market bonus

                                    o        Target: Normal or expected
                                             performance; deserves market level
                                             bonus

                                    o        Minimum: Lowest level of
                                             performance deserving payment above
                                             base salary; deserves below market
                                             bonus

                                    o        Below minimum: Deserves no
                                             additional pay beyond base salary

Form and Timing of                  Final award payments will be made in cash
Payments                            as soon as practicable after award amounts
                                    are approved by the Compensation Committee of the Board of Directors. All awards will be rounded to the nearest $100.

Change In Status In the event that a participant changes positions during the plan year, whether due to promotion, demotion or lateral move, at the discretion of the President and CEO, awards may be prorated for the year based on the length of time in each position.

                                    An employee hired into an eligible position during the year may participate in the plan for the balance of the year on a pro rata basis.



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Certain Terminations of             In the event a participant voluntarily
Employment                          terminates employment or is terminated
                                    involuntarily before the end of the year, any award will be forfeited. In the event of death, permanent disability, or normal or early retirement, the award will be paid on a pro rata basis after the end of the plan year. Awards otherwise will be calculated on the same basis as for other participants, except that any adjustment for individual performance will be based on performance prior to the termination of employment.

Change In Control                   In the event of a Change in Control, pro
                                    rata payouts will be made at the greater of
                                    (1) Target or (2) actual results for the year-to-date, based on the number of days in the plan year preceding the Change in Control. Payouts will be made within 30 days after the relevant transaction has been completed.

                                    For this purpose, a Change in Control is defined as when any person, corporation or other entity and its affiliates (excluding members of the Van Every Family and any trust, custodian or fiduciary for the benefit of any one or more members of the Van Every Family) acquires or contracts to acquire or otherwise controls in excess of 35% of the then outstanding equity securities of the Company. For the purposes of this plan, the Van Every Family shall mean the lineal descendants of Salem A. Van Every, Sr., whether by blood or adoption, and their spouses.

Withholding                         The Company shall withhold from award
                                    payments any Federal, foreign, state, or local income or other taxes required to be withheld.

Communications                      Progress reports should be made to
                                    participants quarterly showing the
                                    year-to-date performance results and the percentage of target awards that would be earned if results remain at that level for the entire year.

Executive Officers                  Notwithstanding any provisions to the
                                    contrary above, participation, Target
                                    Incentive Awards and prorations for
                                    executive officers, including the President and CEO, shall be approved by the Compensation Committee.

Governance                          The Compensation Committee of the Board of
                                    Directors of Lance, Inc. is ultimately
                                    responsible for the administration and
                                    governance of the Plan. Actions requiring
                                    Committee approval include final
                                    determination of plan eligibility and
                                    participation, identification of performance goals and final award determination. The decisions of the Committee shall be conclusive and binding on all participants.


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                                  ATTACHMENT A



   Name                    Title                                       Award                     Target
   ----                    -----                                       -----                     ------

P. A. Stroup, III          President & CEO                             *%                        $*

R. G. Tucker               Vice President and                          *%                        $*
                             President, Lance Co.

L. R. Gragnani, Jr.        Vice President                              *%                        $*
                            - Information Technology/CIO

E. D. Leake                Vice President                              *%                        $*
                            - Human Resources

F. I. Lewis                Vice President                              *%                        $*
                            - Sales

B. C. Preslar              Vice President                              *%                        $*
                            - Finance/CFO

R. S. Carles               Secretary/Counsel                           *%                        $*

D. R. Perzinski            Treasurer                                   *%                        $*

M. E. Wicklund             Controller and                              *%                        $*
                           Assistant Secretary

H. D. Fields               President, Vista Bakery, Inc.               *%                        $*

A. C. Cusano               President, Cape Cod Potato                  *%                        $*
                            Chip Company, Inc.

J. D. Blair                President, Tamming Foods, Ltd.              *%                        $*


[Target awards omitted for participants as targets not required to be disclosed.]